Barclays Healthcare Conference Doug Coltharp Executive Vice President and Chief Financial Officer March 16, 2022

The information contained in this presentation includes certain estimates, projections and other forward-looking information that reflect Encompass Health’s current outlook, views and plans with respect to future events, including the timing and effects, such as the tax-free treatment and the incremental costs, of the spin off and rebranding of the home health and hospice business and its impact on the business model, outlook and guidance, the COVID-19 pandemic and its effects, legislative and regulatory developments, strategy, capital expenditures, acquisition and other development activities, cyber security, dividend strategies, repurchases of securities, effective tax rates, financial performance, financial assumptions, business model, balance sheet and cash flow plans, market share, development of new information tools and models, and shareholder value-enhancing transactions. These estimates, projections and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. Encompass Health undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the earnings release attached as Exhibit 99.1 to the Company’s Form 8-K dated February 1, 2022 (the “Q4 Earnings Release Form 8-K”), the Form 10-K for the year ended December 31, 2021, and in other documents Encompass Health previously filed with the SEC, many of which are beyond Encompass Health’s control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note regarding presentation of non-GAAP financial measures The following presentation includes certain “non-GAAPfinancial measures” as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, leverage ratios, and adjusted earnings per share. Schedules are attached that reconcile the non-GAAPfinancial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. The Q4 Earnings Release Form 8-K, which includes the information in the following presentation, provides further explanation and disclosure regarding Encompass Health’s use of non-GAAP financial measures and should be read in conjunction with this presentation. EncompassHealth 2 Forward-looking statements

A leading provider of inpatient rehabilitation hospitals and home-based care IRFs Home Health locations Committed to delivering high-quality, cost-effective care across the healthcare continuum Hospice locations States and Puerto Rico 42145 251 96 Company overview Encompass Health Encompass Health 3

Largest owner and operator of IRFs Inpatient Rehabilitation Hospitals Operate as joint ventures with acute care hospitals Hospitals hold one or more disease-specific certifications revenues States & Puerto Rico of Licensed beds* of Medicare patients served* employees patients Company overview Inpatient Rehabilitation 24% 31% 145 54 12535 ~$4.0 billion~197,600~32,500 Encompass Health 4* Based on 2019 and 2020 Medicare data

Home Health locations Hospice locations States home health admissions hospice admissions - 4th largest provider of Medicare-certified skilled home health services - 12th largest provider of hospice services Company overview Home Health and Hospice ~13,100~200,600~10,900 ~$1.1 billion 96251 34 employees revenues Encompass Health 5 Home health agencies ≥3 stars for quality of care Home health agencies ≥3 stars in patient satisfaction 96% 100%

Home health & hospice rebranding The future of home-based healthcare is here EncompassHealth 6 Committed to delivering a better way to care for our patients and their loved ones One of Modern Healthcare’s Best Places to Work Industry leader in advanced technologies and predictive analytics Learn more about Enhabit at www.ehab.com

Spin off of Enhabit Home Health & Hospice

Encompass Health plans to spin off its home health and hospice business into an independent publicly traded company

- The spin off is expected to be:
  - tax free to EHC shareholders
  - completed by the end of Q2 2022

Financial considerations for the spin-off transaction

- Anticipated leverage (Debt to Adjusted EBITDA) at the effective date:
  - ~ 3.0-3.25x at Enhabit
  - ~ 3.25-3.5x at Encompass Health
- Establishing Enhabit as a stand-alone entity will result in an estimated:
  - $26-$28 million of incremental annualized G&A costs for Enhabit
  - $5-$10 million* reduction in annualized G&A expenses for Encompass Health
  - rebranding costs for Enhabit of ~ $10-$13 million in operating expenses and $3-$5 million in capital expenditures; expected to be incurred in 2022.

Encompass Health

* Position within this range is dependent, among other things, on the scope and duration of a transition services agreement.

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Encompass Health 8 All business lines benefit from a demographic tailwind: growth in the Medicare beneficiary population Age 80+Age 70-79Age 65-69 • The growth rate of Medicare beneficiaries increased in 2011 to an approx. 3% CAGR as “Baby Boomers” started turning age 65. ◦ ~10,000 Baby Boomers turn 65 each day • The CAGR for the population in Encompass Health’s average patient age range is ~5%. CAGR (population growth by age) Age 2014 to 2018 2018 to 2022 2022 to 2026 2026 to 2030 65-69 2.8% 2.6% 1.6% (0.1)% 70-74 4.9% 3.7% 2.5% 2.1% 75-79 4.0% 5.0% 4.9% 2.0% 80+ 1.5% 2.4% 3.6% 5.2% Total 3.2% 3.3% 2.9% 2.2% Source: https://w ww.census.gov/data/datasets/2017/demo/popproj/2017-popproj.html Projected Population of Age 65+ Millions 41% (19.0M) 43% (22.7M) 45% (26.8M) 46% (30.7M) 46% (33.3M) ~3% CAGR Baby Boomer wave reaches average age of an Encompass Health Medicare patient (~76).

163.3 211.5 823.0 956.8 1,078.2 1,106.6 3,566.2 4,015.0 860.3 1,028.0 4,644.4 5,121.6 Encompass Health 9 2021 Summary Reconciliations to GAAP can be found on pages 16-19. Encompass Health Consolidated Inpatient Rehabilitation Segment Home Health & Hospice Segment NET OPERATING REVENUES ($ millions) ADJUSTED EBITDA(1) ($ millions) 12.6% 16.3% 19.5% 10.3% 2.6% 29.5% 2020 2021 2020 2021 2020 2021 2020 2021 2020 2021 2020 2021 Refer to page 20 for end notes.

Encompass Health 10 2021 Key operational highlights Total licensed bed growth of 4.4% Opened 8 de novo IRFs (350 beds) Added 117 beds to existing hospitals Inpatient Rehabilitation Segment 2021 growth highlights Plan to open 9 de novo IRFs (~410 beds) in 2022 Plan to add ~100 beds to existing hospitals in 2022 Home Health & Hospice Segment Invested $102 million in acquisitions Opened 3 de novo locations 2021 growth highlights Plan to open 10 de novo locations in 2022 Plan to make $50-$100 million in acquisitions in 2022

2022 Guidance 2022 Full-Year Guidance* Net operating revenues Adjusted EBITDA(1)(2) $1,015 million to $1,065 million Adjusted earnings per share from continuing operations attributable to Encompass Health(2)(3) $3.83 to $4.19 $5,380 million to $5,500 million The Company's 2022 guidance assumes the continuation of the current structure of the business for 2022. *Not inclusive of any costs incurred in 2022 related to the preparations for the planned spin off of Enhabit Home Health & Hospice including rebranding, professional fees, or personnel additions specifically required for an independent public company. Refer to page 20 for end notes.EncompassHealth 11

Encompass Health 2022 Guidance considerations Inpatient Rehabilitation Home Health and Hospice ►Estimated increase of 1.9% in Medicare pricing prior to resumption of sequestration ►Revenue reserves related to bad debt of 1.8% to 2.0% of net operating revenues ►Salaries and benefits per FTE (inclusive of agency staffing costs, sign-on and shift bonuses) increase of 3% to 4% ►Pre-opening and new-store ramp-up costs of $10 million to $13 million ►Estimated increase of 3.4% in Medicare pricing for home health prior to resumption of sequestration ►Estimated increase of 2.0% in Medicare pricing for hospice prior to resumption of sequestration ►Cost per visit increase of 4% to 5% for home health ►Cost per patient day increase of 3% to 4% for hospice ►Incremental investment of $2 million to $3 million for de novo locations Consolidated ►Medicare pricing increases will be affected by phased in resumption of sequestration: 1% in Q2, 2% in Q3 and Q4. ►Staffing constraints and elevated costs are expected to continue into 2022 with improvement skewed towards the second half of the year. ►Guidance is not inclusive of any costs incurred in 2022 related to the preparations for the planned spin off of Enhabit Home Health & Hospice including rebranding, professional fees, or personnel additions specifically required for an independent public company. 12

2022-2026 Growth targets

INPATIENT REHABILITATION	**6 to 10** De novos per year	**100 to 150** bed additions per year	**6% to 8%** Discharge CAGR
HOME HEALTH AND HOSPICE	**10%+** Home Health admissions CAGR	**10% to 15%** Hospice admissions CAGR	**$50 million to $100 million** Acquisitions per year

Strong and sustainable business fundamentals

- Strong demographic tailwinds
- Multi-faceted growth strategies
- Highly fragmented post-acute sectors present acquisition and joint venture opportunities.
- Consistent delivery of high-quality, cost-effective, facility-based and home-based care
- Economies related to scale and market density
- Substantial cash flow generation

Encompass Health

Reconciliations to GAAP provided on pages 16-19.

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Encompass Health 15 Appendix

Reconciliation of net income to Adjusted EBITDA[1]

($ in millions, except per share data)	2021 Q1 Total	Q1 Per Share	Q2 Total	Q2 Per Share	Q3 Total	Q3 Per Share	Q4 Total	Q4 Per Share	Full Year Total	Full Year Per Share
Net Income	$ 132.8		$ 142.0		$ 126.7		$ 115.7		$ 517.2	
Loss from disc ops, net of tax, attributable to Encompass Health	—		0.3		0.1		—		0.4	
Net income attributable to noncontrolling interests	(25.5)		(28.7)		(26.7)		(24.1)		(105.0)	
Income from continuing operations attributable to Encompass Health*	107.3	$ 1.07	113.6	$ 1.13	100.1	$ 1.00	91.6	$ 0.91	412.6	$ 4.11
Provision for income tax expense	34.5		39.5		34.1		31.5		139.6	
Interest expense and amortization of debt discounts and fees	42.8		41.8		39.9		40.1		164.6	
Depreciation and amortization	62.5		63.4		64.9		65.8		256.6	
Loss on early extinguishment of debt[4]	—		1.0		—		—		1.0	
(Gain) loss on disposal or impairment of assets	(0.1)		2.9		(5.2)		2.8		0.4	
Stock-based compensation	2.8		12.0		6.9		11.1		32.8	
Costs associated with the strategic alternatives review	0.9		4.1		4.6		13.3		22.9	
Costs associated with the Frontier acquisition	—		1.3		—		—		1.3	
Gain on consolidation of former equity method location[5]	—		—		—		(3.2)		(3.2)	
Change in fair market value of equity securities	0.1		(0.7)		0.3		(0.3)		(0.6)	
Adjusted EBITDA	$ 250.8		$ 278.9		$ 245.6		$ 252.7		$1,028.0	
Weighted average common shares outstanding:										
Basic		99.0		99.0		99.0		99.0		99.0
Diluted		100.2		100.2		100.2		100.2		100.2

* Per share amounts for each period presented are based on diluted weighted-average shares outstanding.
Refer to end notes on page 20 for further detail.

Encompass Health

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Reconciliation of net income to Adjusted EBITDA[1]

($ in millions, except per share data)	2020 Q1 Total	Q1 Per Share	Q2 Total	Q2 Per Share	Q3 Total	Q3 Per Share	Q4 Total	Q4 Per Share	Full Year Total	Full Year Per Share
Net Income	$ 108.7		$ 48.3		$ 100.1		$ 111.7		$ 368.8	
Loss (income) from disc ops, net of tax, attributable to Encompass Health	0.1		(0.1)		—		—		—	
Net income attributable to noncontrolling interests	(21.7)		(14.8)		(22.4)		(25.7)		(84.6)	
Income from continuing operations attributable to Encompass Health*	87.1	$ 0.87	33.4	$ 0.34	77.7	$ 0.78	86.0	$ 0.86	284.2	$ 2.85
Government, class action, and related settlements	2.8		—		—		—		2.8	
Provision for income tax expense	27.1		11.8		26.9		38.0		103.8	
Interest expense and amortization of debt discounts and fees	43.2		45.8		49.0		46.2		184.2	
Depreciation and amortization	58.8		60.7		61.2		62.3		243.0	
Loss on early extinguishment of debt[7]	—		—		—		2.3		2.3	
Loss on disposal or impairment of assets	0.1		3.0		7.5		1.0		11.6	
Stock-based compensation expense	7.1		9.9		8.3		4.2		29.5	
Gain on consolidation of former equity method location[5]	(2.2)		—		—		—		(2.2)	
Change in fair market value of equity securities	2.5		(2.4)		(0.4)		(0.1)		(0.4)	
Payroll taxes on SARs exercise[8]	1.5		—		—		—		1.5	
Adjusted EBITDA	$ 228.0		$ 162.2		$ 230.2		$ 239.9		$ 860.3	
Weighted average common shares outstanding:										
Basic		98.2		98.7		98.7		98.7		98.6
Diluted		99.6		99.9		99.9		100.1		99.8

* Per share amounts for each period presented are based on diluted weighted-average shares outstanding.
Refer to end notes on page 20 for further detail.

Encompass Health

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Encompass Health 18 Net cash provided by operating activities reconciled to Adjusted EBITDA(1) Refer to end notes on page 20 for further detail. ($ in millions) 2021 2020 2021 2020 Net cash provided by operating activities $ 123.8 $ 279.7 $ 715.8 $ 704.7 Interest expense and amortization of debt discounts and fees 40.1 46.2 164.6 184.2 Equity in net income of nonconsolidated affiliates 1.1 1.0 4.0 3.5 Net income attributable to noncontrolling interests in continuing operations (24.1) (25.7) (105.0) (84.6) Amortization of debt-related items (2.0) (2.1) (7.8) (7.2) Distributions from nonconsolidated affiliates (0.2) (1.0) (2.9) (3.8) Current portion of income tax expense (benefit) 8.1 (20.1) 111.8 51.4 Change in assets and liabilities 91.0 (40.4) 118.0 7.3 Cash used in operating activities of discontinued operations (0.1) — 0.5 0.2 Costs associated with the strategic alternatives review 13.3 — 22.9 — Costs associated with the Frontier acquisition — — 1.3 — Payroll taxes on SARs exercise(8) — — — 1.5 Change in fair market value of equity securities (0.3) (0.1) (0.6) (0.4) Other 2.0 2.4 5.4 3.5 AdjustedEBITDA $ 252.7 $ 239.9 $ 1,028.0 $ 860.3 Q4 Full Year

Encompass Health 19 Reconciliation of segment Adjusted EBITDA to income from continuing operations before income tax expense Refer to end notes on page 20 for further detail. Total segment Adjusted EBITDA $ 288.9 $ 273.5 $ 1,168.3 $ 986.3 General and administrative expenses (60.6) (37.8) (197.3) (155.5) Depreciation and amortization (65.8) (62.3) (256.6) (243.0) Loss on disposalor impairment of assets (2.8) (1.0) (0.4) (11.6) Government, class action, and related settlements(9) — — — (2.8) Loss on early extinguishment of debt(4)(7) — (2.3) (1.0) (2.3) Interest expense and amortization of debt discounts and fees (40.1) (46.2) (164.6) (184.2) Net income attributable to noncontrolling interests 24.1 25.7 105.0 84.6 Change in fair market value of equity securities 0.3 0.1 0.6 0.4 Gain on consolidation of former equity method location(5)(6) 3.2 — 3.2 2.2 Payroll taxes on SARs exercise(8) — — — (1.5) Income from continuing operations before income tax expense $ 147.2 $ 149.7 $ 657.2 $ 472.6 Three Months Ended Year Ended December 31, December 31, 2021 2020 2021 2020 ($ in millions)

End notes

(1) Adjusted EBITDA is a non-GAAP financial measure. The Company's leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future the Company may incur expenses similar to the adjustments set forth.

(2) Excluding net operating revenues, the Company does not provide guidance on a GAAP basis because it is unable to predict, with reasonable certainty, the future impact of items that are deemed to be outside the control of the Company or otherwise not indicative of its ongoing operating performance. Such items include government, class action, and related settlements; professional fees—accounting, tax, and legal; mark-to-market adjustments for stock appreciation rights; gains or losses related to hedging instruments; loss on early extinguishment of debt; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); items related to corporate and facility restructurings; and certain other items the Company believes to be not indicative of its ongoing operations. These items cannot be reasonably predicted and will depend on several factors, including industry and market conditions, and could be material to the Company's results computed in accordance with GAAP.

(3) The Company is providing adjusted earnings per share from continuing operations attributable to Encompass Health ("adjusted earnings per share"), which is a non- GAAP measure. The Company believes the presentation of adjusted earnings per share provides useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods given that it excludes the impact of government, class action, and related settlements, professional fees - accounting, tax, and legal, mark-to-market adjustments for stock appreciation rights, gains or losses related to hedging and equity instruments, loss on early extinguishment of debt, adjustments to its income tax provision (such as valuation allowance adjustments, settlements of income tax claims and windfall tax benefits), items related to corporate and facility restructurings, and certain other items deemed to be non-indicative of ongoing operating performance. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company's ongoing operating performance. Accordingly, they can complicate comparisons of the Company's results of operations across periods and comparisons of the Company's results to those of other healthcare companies. Adjusted earnings per share should not be considered as a measure of financial performance under generally accepted accounting principles in the United States as the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per share is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies.*

(4) In the second quarter of 2021, the Company redeemed a total of $200 million of 5.125% Senior Notes due 2023 ($100 million in April and $100 million in June). The redemptions were completed at 100% of par using cash on hand and drawings under the Company's revolving credit facility. As a result of the redemptions, the Company recorded a $1.0 million loss on early extinguishment of debt in the second quarter of 2021.

(5) As a result of an amendment to the joint venture agreement related to our home health location in Boynton Beach, Florida, the accounting for this agency changed from the equity method of accounting to a consolidated entity effective December 1, 2021. We accounted for this change in control as a business combination and consolidated this entity using the acquisition method. As a result of our consolidation of this agency and the remeasurement of our previously held equity interest at fair value, we recorded a $3.2 million gain as part of other income in the fourth quarter of 2021.

(6) As a result of an amendment to the joint venture agreement related to our home health location in Treasure Coast, Florida, the accounting for this agency changed from the equity method of accounting to a consolidated entity effective January 1, 2020. We accounted for this change in control as a business combination and consolidated this entity using the acquisition method. As a result of our consolidation of this agency and the remeasurement of our previously held equity interest at fair value, we recorded a $2.2 million gain as part of other income in the first quarter of 2020.

(7) In October 2020, the Company issued $400 million of 4.625% Senior Notes due 2031. The proceeds plus approximately $300 million of cash on hand were used to fully redeem $700 million of 5.75% Senior Notes due 2024 at par on November 1, 2020. As a result of this redemption, the Company recorded an approximate $2 million loss on early extinguishment of debt in the fourth quarter of 2020.

(8) In connection with the 2014 acquisition of Encompass Home Health and Hospice, the Company granted stock appreciation rights ("SARs") based on the fair value of the common stock of Home Health Holdings to certain members of that management team. Half of the SARs vested on Jan. 1, 2019, and the other half vested on Jan. 1, 2020. The fair value of the SARs was determined using the product of Home Health Holdings' EBITDA for the trailing 12-month period and a median market price multiple based on a basket of public home health companies and recent transactions, less the current balance of any intracompany note to the parent. In Q1 2019 and Q3 2019, holders exercised vested SARs for cash proceeds of approximately $13 million and approximately $55 million, respectively. In Q1 2020, holders exercised the remaining SARs for cash proceeds of approximately $101 million.

(9) As previously disclosed, from 2013 to 2019, the Company cooperated with an investigation of alleged improper or fraudulent Medicare and Medicaid claims. The investigation, under the direction of DOJ, produced no evidence of fraud, falsity or wrongdoing. However, based on discussions with DOJ, and having considered the burdens and distractions associated with continuing the investigation and the likely costs of future litigation, the Company estimated a settlement value of $48 million and accrued a loss contingency in that amount in the fourth quarter of 2018. Following further discussions, the Company entered into an agreement effective as of June 21, 2019 to settle all claims related to the DOJ investigation, together with related qui tam or "whistleblower" lawsuits, for cash payments totaling $48 million.

Encompass Health

* Reconciliations to GAAP provided on pages 16-19.

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